   As filed with the Securities and Exchange Commission on December 5, 1994

                                                       Registration No. 33-

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- --------------------------------------------------------------------------------

                               SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C. 20549
                  ------------------------------------------------------------

                                            FORM S-8
                                     REGISTRATION STATEMENT
                                              UNDER
                                   THE SECURITIES ACT OF 1933

                  ------------------------------------------------------------

                                 CARLISLE COMPANIES INCORPORATED
                       (Exact name of issuer as specified in its charter)

             Delaware                                         31-1168055
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(State of Incorporation)                   (I.R.S. Employer Identification No.)

250 South Clinton Street; Suite 201
   Syracuse, New York                                          13202-1258
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(Address of Principal Executive                                (Zip Code)
Offices)


                                 CARLISLE COMPANIES INCORPORATED
                                   EXECUTIVE INCENTIVE PROGRAM
                                    (Full Title of the Plan)

                                         STEPHEN P. MUNN
                               250 South Clinton Street, Suite 201
                                 Syracuse, New York  13202-1258
                             (Name and address of agent for service)

                             Telephone number, including area code,
                               of agent for service (315) 474-2500

                                 CALCULATION OF REGISTRATION FEE

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- --------------------------------------------------------------------------------
Title of       Amount to be    Proposed       Proposed        Amount of
Securities to  registered (1)  maximum        maximum         registration
be registered  (1)             offering       aggregate       fee
                               price per      offering
                               share (2)      price (2)
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Common Stock,  600,000 shares  $ 33.44        $ 20,064,000    $ 6,919
Par Value
$1.00
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- --------------------------------------------------------------------------------

(1) This registration statement also covers such indeterminable number of additional shares of Common Stock of Carlisle Companies Incorporated as may become issuable with respect to all or any of such shares pursuant to the antidilution provisions of the Plan.


(2) Inserted solely for purposes of computing the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, upon $33.44 per share, the average of the high and low prices of the Common Stock on November 30, 1994 as reported on the New York Stock Exchange.

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      This registration statement is filed pursuant to General Instruction E and relates to additional securities of the same class as those for which registration statement number 33-28052, filed with the commission on April 19, 1989, is incorporated herein by reference.

                                             PART II

                       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents of Carlisle Companies Incorporated (the "Company" or the "registrant"), are incorporated by reference in this registration statement. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

      (b)   The Company's definitive proxy statement dated March 9, 1994;

      (c)   All other reports filed pursuant to Section 13(a) or Section 15(d)

            of the Exchange Act since December 31, 1993; and

      (d) The descriptions of the Common Stock and related Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-B (Registration No. 1-9278) filed under the Exchange Act, which also incorporates by reference information presented in the

            Company's Registration Statement on Form S-4 (Registration No.

            33-3661) filed under the Securities Act of 1933, as amended, and in the Company's Form 8-A filed February 14, 1989 (effective on

            March 29, 1989).


Item 4.  Description of Securities.

                  Not Applicable


Item 5.  Interests of Named Experts and Counsel.

         Scott C. Selbach, Vice President & General Counsel of the Company, who has provided the opinion of counsel required by Item 601(b)(5) of Regulation S-K, was, as of November 30, 1994, the beneficial owner of 21,685 shares of the Company's common stock, including 16,333 shares subject to acquisition by the exercise of stock options within 60 days and 1,225 shares allocated to his account under the Company's Employee Incentive Savings Plan.


Item 6.  Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law authorizes certain indemnification by the Company to directors, officers and other persons and authorizes the Company to purchase insurance against such liabilities.

This section allows indemnification by the Company to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or was serving at the request of the Company in a similar capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses, including judgments and fines, if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company and, with respect to criminal actions, in which such person had no reasonable cause to believe that the person's conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Company, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable to the Company unless determined otherwise by the court in which the action was brought. Determinations regarding indemnification are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent legal counsel or by stockholders or by the court. The Company's Certificate of Incorporation extends similar rights of indemnification.


Item 7.  Exemption from Registration Claimed.

                        Not Applicable.


Item 8.  Exhibits.

      The following exhibits are filed as part of this Registration Statement.

            4.1   -     Restated Certificate of Incorporation as amended

                        April 22, 1991*
            4.2   -     Stockholders' Rights Agreement, February 8, 1989**
            5     -     Opinion of Counsel
            23.1  -     Consent of Independent Auditors
            23.2  -     Consent of Counsel (included in Exhibit 5)
            24    -     Power of Attorney

__________________
* Filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

**    Filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1988 and incorporated herein by reference.

Item 9.   Undertakings.

      (a)   The undersigned registrant hereby undertakes:


            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                           SIGNATURES

THE COMPANY

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York as of November 30, 1994.

                                          CARLISLE COMPANIES INCORPORATED


                                          By: /s/ Stephen P. Munn
                                              ------------------------------
                                              Stephen P. Munn, Chairman,
                                              President and Chief Executive
                                              Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of November 30, 1994.

Signature and Title
- -------------------

/s/ Stephen P. Munn               Chairman, President, Chief Executive Officer
- -------------------------------- (principal executive officer) and Director Stephen P. Munn


/s/ Dennis J. Hall                Executive Vice President, Treasurer and
- --------------------------------  Chief Financial Officer (principal
Dennis J. Hall                    financial officer)



/s/ James B. Pineau               Vice President and Controller
- --------------------------------  (principal accounting officer)
James B. Pineau


/s/ Magalen O. Bryant             /s/ Henry J. Forrest
- --------------------------------- -----------------------------------------
Magalen O. Bryant, Director       Henry J. Forrest, Director

/s/ Donald G. Calder              /s/ David G. Thomas
- --------------------------------  -----------------------------------------
Donald G. Calder, Director        David G. Thomas, Director

/s/ Paul J. Choquette, Jr.        /s/ Stephen P. Munn
- --------------------------------  -----------------------------------------
Paul J. Choquette, Jr., Director  Stephen P. Munn, Attorney-in-Fact


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                                        INDEX TO EXHIBITS


Exhibit No.              Description                                      Page
- -----------              -----------                                      ----
5                      Opinion of Counsel                                  II-6

23.1                   Consent of Independent Auditors                     II-7

23.2                   Consent of Counsel                                  II-6
                       (Included in Exhibit 5)

24                     Power of Attorney                                   II-8


                                              II-5